Exhibit 99.1
DTE Energy reports 2023 earnings and accomplishments

•Invested more than $3.8 billion in electric and gas infrastructure to improve reliability and generate more clean energy
•Historic investments in utility infrastructure exceed strong cash generated by our businesses, as supported by regulatory construct
•Reduced customers' bills by $300 million in fuel and transportation cost savings
•Secured nearly $160 million in energy assistance for our most vulnerable customers
•Championed job creation with Michigan businesses
•Earned recognition for MIGreenPower as top utility green tariff program in the U.S.
•Placed Michigan’s largest wind park in operation
•Received approval of historic Integrated Resource Plan

DETROIT, February 8, 2024 — DTE Energy (NYSE: DTE) today announced that it invested a record $3.8 billion into improving its electric and natural gas infrastructure in 2023. DTE Electric invested $3.1 billion on behalf of its customers to continue improving reliability and generate more cleaner energy, while DTE Gas invested nearly $750 million to upgrade main gas lines with more durable materials and make other infrastructure improvements.

The company also reported 2023 earnings of $1.4 billion, or $6.76 per diluted share, compared with $1.1 billion, or $5.52 per diluted share in 2022. Operating earnings for 2023 were $1.2 billion, or $5.73 per diluted share, compared with 2022 operating earnings of $1.2 billion, or $6.10 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“2023 was a landmark year for DTE,” said Jerry Norcia, DTE Energy chairman and CEO. “By making strategic investments in our infrastructure at levels significantly higher than our earnings, we accelerated our long-term plans for transforming our electric generation and distribution. At the same time, we also made great progress serving our customers with more reliable, affordable and cleaner energy. We will continue to increase our infrastructure investments in each of the next five years to keep getting better, faster.”

Norcia noted the following accomplishments:

•Continuing to execute on plan to reduce frequency and duration of electric power interruptions: During 2023, DTE Electric focused on improving the reliability of over 400 of its most challenging circuits, including trimming more than 5,200 miles of trees, installing more than 200 automated reclosers to improve safety and restoration efficiency, and maintaining its extensive network of electric infrastructure, including replacing pole top equipment and over 3,500 utility poles. Comparing circuit performance where work was done in the first half of 2023, customers experienced 33% fewer outages from June through December, compared with the same period in 2022.

•Improved safety and reliability of gas infrastructure: Replaced more than 200 miles of cast iron pipes with more durable materials to ensure continued delivery of safe and reliable energy to 1.3 million natural gas customers across Michigan. Also moved nearly 22,000 natural gas meters to the outside of homes and businesses, protecting customers and first responders if service must be shut off quickly in a critical event.

•Reduced customers' bills by $300 million in fuel and transportation cost savings: Reduced the Power Supply Cost Recovery (PSCR) mechanism, which represents the actual cost of the fuel and other sources the company uses to produce electricity, by approximately $300 million. This adjustment reduced residential customers’ average electric bill by approximately $5 per month starting in December 2023.

•Supported vulnerable customers: Partnered with human service agencies to connect vulnerable customers to nearly $160 million in energy assistance.

•Championed job creation with Michigan businesses: Invested $2.7 billion with more than 2,000 Michigan businesses last year, creating and sustaining more than 12,000 jobs across the state. DTE has invested more than $21 billion with Michigan-based vendors since 2010, creating and sustaining 77,000 Michigan jobs.
•Earned recognition for MIGreenPower as top utility green tariff program in the U.S.: DTE’s MIGreenPower program, which enables DTE Electric customers to attribute some or all of their electricity use to renewable energy, was recognized as the top utility green tariff program in the U.S. MIGreenPower continues to meet high demand for clean energy solutions and enrolled many notable organizations in 2023 such as Toyota Motor North America, Dakkota Integrated Systems and the City of Southfield. The program also reached 97,000 residential customer enrollments and expects to exceed 100,000 in the first quarter of 2024.

•Placed Michigan's largest wind park in operation: Meridian Wind, a 225-megawatt park located in Midland and Saginaw counties, generates enough clean energy to power more than 78,000 homes.

•Received approval of historic Integrated Resource Plan: This plan accelerates DTE’s decarbonization goals, further accelerating the full retirement of the Monroe Power Plant from 2035 to 2032. DTE Electric plans to achieve 85% CO2 emission reductions in 2032 with a goal of net zero carbon emissions by 2050.

•Earned recognition for energy efficiency program excellence: Named ENERGY STAR Partner of the Year for the second consecutive year by the Environmental Protection Agency (EPA) and the Department of Energy, the highest level of recognition. DTE also was ranked a top five energy company in the nation for energy efficiency savings by the Council for an Energy-Efficient Economy. DTE customers saved $418 million on energy bills by participating in DTE’s energy efficiency programs in 2022.

•Earned numerous honors as a great place to work including:
◦Gallup Exceptional Workplace Award for 11th consecutive year, placing DTE in the top 6% of companies globally.
◦2023 C. Everett Koop National Health Award for programs to improve employee health and wellness.
◦Diversity Inc.’s top utility in diversity, equity and inclusion in 2023 and 2022.
◦Time Magazine’s 2023 “Best Companies for Future Leaders.”

Outlook for 2024

DTE Energy confirms its 2024 operating EPS guidance of $6.54 - $6.83.

“I am proud of our team’s effort to overcome the majority of the unprecedented headwinds faced in 2023 while remaining focused on providing reliable, affordable service for our customers. DTE is well-positioned for future growth and to continue to deliver for our customers, communities, employees and shareholders,” said David Ruud, DTE executive vice president and CFO.

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9:00 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (888) 510-2008 or international: (646) 960-0306. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors.

About DTE Energy

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers across Michigan. The DTE portfolio also includes energy businesses focused on custom energy solutions, renewable energy generation, and energy marketing and trading. DTE has continued to accelerate its carbon reduction goals to meet aggressive targets and is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy, emission reductions and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Operating earnings is a non-GAAP measure and should be viewed as a supplement and not a substitute for reported earnings, which represents the company’s net income and the most comparable GAAP measure. In this release, DTE Energy discusses 2023 operating earnings guidance. It is likely that certain items that impact the company's 2023 reported results will be excluded from operating results. Reconciliations to the comparable 2023 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any information contained in this document as a result of new information or future events or developments. Certain information presented herein includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to numerous assumptions, risks and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following: the impact of regulation by the EPA, EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in DTE Energy’s geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in international steel markets and in prices of environmental attributes generated from renewable natural gas investments on the operations of DTE Vantage; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning trust and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth plans; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goals; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

For more information, members of the media may contact:

Dan Miner, DTE Energy: 313.235.5555

For further information, analysts may call:

Barbara Tuckfield, DTE Energy: 313.235.1018

John Dermody, DTE Energy: 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$225	$25	A	$(6)		$244	$206	$8	A	$(3)	$211

DTE Gas	104	—		—		104	93	—		—	93

Non-utility operations
DTE Vantage	44	—		—		44	24	1	D	—	25

Energy Trading	102	(49)	B	11		64	(12)	(9)	B	2	(18)
								2	D	(1)

Non-utility operations	146	(49)		11		108	12	(6)		1	7

Corporate and Other	(56)	—		6	C	(50)	(46)	(10)	D	3	(45)
								11	E	(3)

Net Income Attributable to DTE Energy Company	$419	$(24)		$11		$406	$265	$3		$(2)	$266

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) MPSC disallowance of certain capital project costs previously recorded — recorded in Operating Expenses — Asset (gains) losses and impairments, net
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
C) Adjustment to Income Tax Expense due to a tax law change in Massachusetts
D) (Gain) loss on sale of assets — recorded in Operating Expenses — Asset (gains) losses and impairments, net
E) One-time benefit expenses — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended December 31,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$1.09	$0.12	A	$(0.03)		$1.18	$1.01	$0.04	A	$(0.02)	$1.03

DTE Gas	0.51	—		—		0.51	0.47	—		—	0.47

Non-utility operations
DTE Vantage	0.21	—		—		0.21	0.12	0.01	D	—	0.13

Energy Trading	0.49	(0.22)	B	0.05		0.32	(0.05)	(0.05)	B	0.01	(0.09)
								0.01	D	(0.01)

Non-utility operations	0.70	(0.22)		0.05		0.53	0.07	(0.03)		—	0.04

Corporate and Other	(0.28)	—		0.03	C	(0.25)	(0.24)	(0.05)	D	0.02	(0.23)
								0.06	E	(0.02)

Net Income Attributable to DTE Energy Company	$2.02	$(0.10)		$0.05		$1.97	$1.31	$0.02		$(0.02)	$1.31

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$772	$25	A	$(6)		$791	$956	$8	A	$(3)	$961

DTE Gas	294	—		—		294	272	—		—	272

Non-utility operations
DTE Vantage	153	—		—		153	92	1	E	—	93

Energy Trading	336	(308)	B	77		105	(92)	140	B	(35)	14
								2	E	(1)

Non-utility operations	489	(308)		77		258	—	143		(36)	107

Corporate and Other	(158)	—		(7)	C	(159)	(145)	(10)	E	3	(144)
				6	D			11	F	(3)

Net Income Attributable to DTE Energy Company	$1,397	$(283)		$70		$1,184	$1,083	$152		$(39)	$1,196

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) MPSC disallowance of certain capital project costs previously recorded — recorded in Operating Expenses — Asset (gains) losses and impairments, net
B) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
C) Adjustment to Income Tax Expense due to a tax law change in West Virginia
D) Adjustment to Income Tax Expense due to a tax law change in Massachusetts
E) (Gain) loss on sale of assets — recorded in Operating Expenses — Asset (gains) losses and impairments, net
F) One-time benefit expenses — recorded in Other (Income) and Deductions — Non-operating retirement benefits, net

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Twelve Months Ended December 31,
	2023						2022
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)		Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$3.74	$0.12	A	$(0.03)		$3.83	$4.88	$0.04	A	$(0.02)	$4.90

DTE Gas	1.43	—		—		1.43	1.39	—		—	1.39

Non-utility operations
DTE Vantage	0.74	—		—		0.74	0.47	0.01	E	—	0.48

Energy Trading	1.63	(1.49)	B	0.37		0.51	(0.47)	0.72	B	(0.18)	0.07
								0.01	E	(0.01)

Non-utility operations	2.37	(1.49)		0.37		1.25	—	0.74		(0.19)	0.55

Corporate and Other	(0.78)	—		(0.03)	C	(0.78)	(0.75)	(0.05)	E	0.02	(0.74)
				0.03	D			0.06	F	(0.02)

Net Income Attributable to DTE Energy Company	$6.76	$(1.37)		$0.34		$5.73	$5.52	$0.79		$(0.21)	$6.10

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations.

Adjustments key — see previous page